UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2007

Allied Waste Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14705	88-0228636
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18500 North Allied Way, Phoenix, Arizona		85054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 627-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2007, Denise R. Danner was named Chief Accounting Officer of Allied Waste Industries, Inc. Ms. Danner will have responsibility for managing the company’s accounting functions and disclosure obligations. In her new role, Ms. Danner will report to Peter S. Hathaway, Allied Waste’s Executive Vice President and Chief Financial Officer.

Ms. Danner joins Allied Waste from Phelps Dodge Corporation, where she served as Vice President, Controller and Chief Accounting Officer from 2004-2007, and Assistant Controller from 2001-2004. At Phelps Dodge, she had direct authority over and responsibility for, among other things, the company’s filings with the Securities and Exchange Commission, earnings reports, pension and post-retirement annual financial statements and Sarbanes-Oxley certification and financial reporting internal controls processes. Before Phelps Dodge, Ms. Danner was Controller of Wildblue Communications, Inc., and prior to that served in a series of positions with increasing responsibility, including Director of Financial Reporting, Assistant Controller and Insurance Risk Manager. From 1979-1989, she was an accountant at Price Waterhouse. Ms. Danner is a Certified Public Accountant. She received a Bachelor of Business Administration from the University of Texas at Austin.

Ms. Danner’s employment with us is at-will. Her starting annual base salary is $300,000, and she will be eligible to participate in our Management Incentive Plan. Ms. Danner's target bonus under this program for fiscal year 2007 will be 80% of base compensation prorated based on the number of full months of employment. At the next meeting of the Management Development/Compensation Committee of our Board of Directors, a proposal will be submitted to grant Ms. Danner an option to purchase 30,000 shares of our company’s common stock under our 2006 Incentive Stock Plan.

In the event that Ms. Danner's employment is terminated by us without "Good Cause" (as defined by the agreement), Ms. Danner is entitled to a severance benefit equal to 12 months of base salary and continued health benefits up to 6 months from the separation date. In the event that Ms. Danner's employment is terminated by us as a result of a "Change in Control" (as defined by the agreement), Ms. Danner is entitled to a severance benefit of 12 months of base salary plus a bonus payout at the target rate, as well as continued health benefits coverage for up to 6 months from the separation date.

Item 7.01 Regulation FD Disclosure.

On September 5, 2007, our company issued a press release disclosing the hiring of Denise R. Danner as our Chief Accounting Officer. The text of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number Description

99.1 Press release dated September 5, 2007, announcing the employment of Denise R. Danner as Chief Accounting Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.

September 7, 2007	By:	Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 5, 2007, announcing the employment of Denise R. Danner as Chief Accounting Officer.